CONSENT OF INDEPENDENT ACCOUNTANT


Board of Directors
Badger Paper Mills, Inc. and Subsidiary


          We consent to the incorporation by reference in the Registration Statement of Badger Paper Mills, Inc. and Subsidiary on Forms S-8 (File No. 333-01671, effective March 13, 1996 and File No. 333-01673, effective March 13,
1996) of our reports dated January 27, 2003, with respect to the consolidated financial statements and schedule of Badger Paper Mills, Inc. for the years ended December 31, 2002, 2001 and 2000 included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ Grant Thornton LLP

Appleton, Wisconsin
February 28, 2003


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